UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2014

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 30, 2014, the United States District Court for the Western District of Pennsylvania issued a memorandum opinion and order affirming the confirmation of the Modified Third Amended Plan of Reorganization for Pittsburgh Corning Corporation (the "Amended Plan"). Corning Incorporated ("Corning") and PPG Industries are each 50 percent shareholders of Pittsburgh Corning, which filed for Chapter 11 Bankruptcy protection in 2000. The order of the District Court is subject to a customary appeals process and, if that order is upheld and all conditions of the Amended Plan are met, the Amended Plan would become effective. Under the Amended Plan: all current and future personal injury claims against Corning relating to exposure to asbestos-containing products manufactured, distributed or sold by Pittsburgh Corning are to be channeled to a trust for resolution; and Corning is to make its initial payment to that trust one year after the date that the Amended Plan becomes effective and all conditions to funding have been met.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

October 1, 2014	By:	/s/ Linda E. Jolly

Name: Linda E. Jolly
Title: Vice President and Corporate Secretary